Exhibit 10.1

AMENDMENT NO. 2

TO

WARRANT TO PURCHASE COMMON STOCK

This Amendment No. 2 (the “Warrant Amendment”) to the Warrant to Purchase Common Stock (as amended, the “Warrant”) dated as of January 21, 2014 is entered into to be effective as of May 1, 2015, by and among Advanced Cannabis Solutions, Inc., a Colorado corporation (the “Company”), and the holder of the Warrant, Full Circle Capital Corporation, a Maryland corporation (the “Holder”). Capitalized terms used herein and not defined shall have the meanings set forth in the Securities Purchase Agreement entered into by the Company and the Holder and dated as of January 21, 2014 (the “SPA”).

WHEREAS, pursuant to the SPA, the Company sold to the Holder a Warrant to purchase up to 1,000,000 shares of Common Stock;

WHEREAS, subject to certain conditions in the SPA, the Company may issue to the Holder a promissory note or series of promissory notes in the principal amount of up to $7,500,000 and subsequent additional promissory notes in the amount of up to $22,500,000 (each a “Note”);

WHEREAS, pursuant to Amendment No.1 to Warrant to Purchase Common Stock dated September __, 2014, the Company and the Holder amended the Warrant whereupon, among other things, the amount of shares issuable upon the exercise of the Warrant was increased to 1,400,000 shares of Common Stock;

WHEREAS, the Holder partially exercised the Warrant and currently holds 185,000 warrants; and

WHEREAS, the Holder and the Company desire to further amend the terms of the Warrant to better reflect current market conditions for the Company’s Common Stock and the business and industry as a whole.

NOW THEREFORE, in consideration of the above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.1

Notwithstanding the terms of the Warrant, Holder grants Company the ability to cashless exercise 160,000 warrants and for such cashless exercise, Holder shall receive 100,000 shares of the Company’s Common Stock (the “Cashless Shares”);

1.2

Company shall endeavor to deliver the 100,000 Cashless Shares to Holder as book entry securities (in accordance with Holder’s delivery instructions), without any restrictive legend and thus not restricted from sale or transfer by Holder (except as limited by securities laws in general with respect to common stock).

1.3

In the event Company is unable to deliver the 100,000 Cashless Shares as set forth in section 1.2 above, Company shall deliver the Cashless Shares to Holder in a manner similar to the prior cashless exercise by Holder whereby the Cashless Shares were delivered to Holder in certificated form and counsel to Company (at the request and expense of Company) issued a Rule 144 opinion (the “Opinion”) in favor of Holder with respect to the Cashless Shares. Company shall provide an electronic copy of the share certificate and Opinion on the date hereof.

1.4

All other terms and provisions of the Warrant in direct conflict with the amendment specifically set forth herein are hereby amended to conform to this Warrant Amendment; and except for this Warrant Amendment, all other terms and conditions of the Warrant shall remain unamended hereby and in full force and effect.

1.5

This Warrant Amendment, together with the Warrant, embodies the entire agreement and understanding between the Company and the Holder relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

1.6

If any provision of this Warrant Amendment, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Warrant Amendment, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

1.7

This Warrant Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Warrant Amendment shall be legal and binding on all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly caused this Warrant Amendment to be executed and delivered on the date first written above.

COMPANY:	HOLDER:
ADVANCED CANNABIS SOLUTIONS, INC.	FULL CIRCLE CAPITAL CORPORATION

By:	By:
Title:	Title: